SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


Form 8-K



CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report:                        October 22, 1997

Exact name of registrant
as specified in its charter:           BELL ATLANTIC CORPORATION

Commission File Number:                1-8606

State of Incorporation:                Delaware

I.R.S. Employer Identification No.:    23-2259884

Address of principal
executive offices:                     1095 Avenue of the Americas
                                       New York, New York
Zip Code                               10036

Registrant's telephone number,
including area code:                   (212) 395-2121

Former name or former address,
if changed since last report:          Not applicable
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Item 5. Other Events
        ------------

(a) Attached as exhibits are (i) a press release issued by Bell Atlantic Corporation on October 22, 1997 announcing third quarter earnings for 1997, and (ii) the Quarterly Bulletin for the 3rd quarter 1997 issued by Bell Atlantic Corporation on October 22, 1997.

(b) At a Bell Atlantic Analyst Conference on October 22, 1997, the Company made the following statements:

       (i) The Company is comfortable with current analysts' estimates of $4.90 to $5.00 per share for 1997, excluding transition and integration costs and other special items.

       (ii) The Company is targeting 1998 earnings growth within the 10%-12% range, excluding transition and integration costs.

       (iii) The Company expects to petition the Federal Communications Commission (FCC) for permission to enter the in-region long distance market in New York and one or more other states by early 1998, and it anticipates entering the long distance market in at least one jurisdiction during the second half of 1998. The timing of the Company's long distance entry in its 14 jurisdictions is based on the receipt of FCC approval. There can be no assurance that any approval will be forthcoming in time to permit the Company to enter the in-region long distance market on this schedule.

       (iv) The Company has established a long-term revenue growth target for its Telecom segment, excluding any in-region long distance revenues, of approximately 2.5% in 1998, and approaching 5% thereafter.

(c) NYNEX Corporation ("NYNEX"), a wholly owned subsidiary of Bell Atlantic Corporation ("Bell Atlantic"), has previously disclosed that it expected the total number of employees who would elect to leave under its current retirement incentive program (the "Program") through its completion in 1998 to be in the range of 19,000 to 21,000, consisting of approximately 9,000 to 10,000 management and 10,000 to 11,000 associate employees. NYNEX has also disclosed that it anticipated that the aggregate charges to be recorded in connection with the Program would be in the range of $2.2 billion ($1.4 billion after-tax).

     As of September 30, 1997, 18,516 employees (9,329 management and 9,187 associates) had elected to leave under the Program, and aggregate charges of approximately $1.9 billion ($1.2 billion after-tax) had been recorded in connection with the Program. The management portion of the Program was completed as of March 31, 1997.

     Based on the experience of employee take rates under the Program and management's most recent assessment of work volume and productivity trends, the Company is currently considering and discussing with its unions possible changes in the Program for associates. The Company now expects that, if the Program were fully implemented, the total number of employees electing to leave under the Program, and the associated aggregate charges, would be substantially greater than previously estimated.

     Management's objective is to distribute the Program take rates in a way that allows the Company to match retirements with downsizing caused by productivity improvements. This effort could result in an extension of the Program.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
----------------------------------------------------------

Information contained above with respect to expected financial results is forward-looking, based on Management's estimates and assumptions and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forwarding-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The following important factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the forward looking statements: (i) materially adverse change in economic conditions in the markets served by the Company, (ii) the final outcome of FCC rulemakings with respect to interconnection agreements, access charge reform and universal service, (iii) future state regulatory actions and economic conditions in the Company's operating areas, (iv) the extent, timing and success of competition from others in the local telephone and toll service markets, and (v) the timing of entry and profitability of the Company in the long distance market.
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Item 7. Financial Statements and Exhibits
        ---------------------------------

(c) Exhibits.

99.1    Press Release, dated October 22, 1997, issued by Bell Atlantic
        Corporation.

99.2    Quarterly Bulletin issued by Bell Atlantic Corporation on October 22,
        1997.
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SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              BELL ATLANTIC CORPORATION



                              By: /s/ Frederic V. Salerno
                                  ------------------------
                                  Frederic V. Salerno
                                  Senior Executive Vice President
                                  and Chief Financial Officer



Date: October 22, 1997
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EXHIBIT INDEX

Exhibit No.    Description

99.1     Press Release, dated October 22, 1997, issued by Bell Atlantic
         Corporation.

99.2     Quarterly Bulletin issued by Bell Atlantic Corporation on October 22,
         1997.